                                           EXHIBIT 10-41















                          AMENDMENT NO. 4

                                to

                    THE PERFORMANCE SHARE PLAN

                                of

             NEW YORK STATE ELECTRIC & GAS CORPORATION

          The Performance Share Plan of New York State
     Electric & Gas Corporation (the "Plan") is hereby amend-ed, effective as of January 7, 1994, as follows:

               1. The following new Articles 13 and 14 are added to the Plan:

     13. Payments and Forfeitures upon and after a Change in Control

               A. Calculation of Payments. Notwithstanding any other provisions of this Plan (including, without limitation, Section 11(E) hereof), if a Change in Control (as defined in Section C of this Article 13) shall occur prior to June 30, 2001, the following shall be paid, in cash, no later than the tenth (10th) day following such Change in Control:

          (i) amounts equal to the fair market value of all Performance Shares and Dividend Performance Shares which have already been determined to be payable pursuant to Article 6 hereof, based on the Company's Average Ranking for any completed fiscal year of the Company which preceded the Change in Control, which amounts have not yet been paid (or deferred pursuant to procedures established in accordance with Section 11(E) hereof),

          (ii) if, at the time of the Change in Control, the Committee has not yet determined the Company's Average Ranking with respect to the fiscal year of the Company immediately preceding the fiscal year in which the Change in Control occurs, amounts equal to the fair market value of all Performance Shares and Dividend Performance Shares determined by the Com-mittee to be payable, based on its calculation (in accordance with the provisions of the preceding Articles hereof) of the Company's Average Ranking with respect to the Company's fiscal year which immediately precedes the fiscal year in which the Change in Control occurs, and

          (iii) amounts equal to the fair market value of all Performance Shares and Dividend Performance Shares which might otherwise subsequently be determined by the Committee to be payable immediately after the fiscal year in which the Change in Control occurs; provided, however, that the calculation with respect to such year shall be based on the Company's Average Ranking for the immediately preceding fiscal year, using the Company's shareholder return for the twelve calendar month period that ends with the month that immediately precedes the month in which the Change in Control occurs as the Total Sharehold-er Return and comparing such Total Shareholder Return to the annual shareholder return for such immediately preceding fiscal year of the utilities selected pursuant to Article 6 hereof.

               B.  Forfeitures After a Change in Control.
     Notwithstanding any other provision of this Plan (includ-ing, without limitation, Article 12 hereof), immediately after the payments described in Section A of this Article 13 have been made, all Performance Shares and Dividend Performance Shares then outstanding shall be forfeited to the Company and cancelled and the Plan shall be terminat-ed on that date.

               C.  Definition of a Change in Control.  A
     "Change in Control" shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:

          (i) any Person (as defined in this Section C) is or becomes the Beneficial Owner (as defined in this Section C), directly or indirectly, of securities of the Company (not including in the securities bene-ficially owned by such Person any securities ac-quired directly from the Company or its affiliates) representing 25% or more of the combined voting power of the Company's then outstanding securities; or

          (ii)  during any period of two consecutive years
               (not including any period prior to January 7, 1994), individuals who at the beginning of such period con-stitute the Board of Directors and any new director (other than a director designated by a Person who has entered into an agreement with the Company to effect a transaction described in paragraph (i),
               (iii) or (iv) of this Change in Control definition) whose election by the Board of Directors or nomina-tion for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

          (iii) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (x) a merger or con-solidation which would result in the voting securi-ties of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting secu-rities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, at least 75% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (y) a merger or consolidation effected to implement a recapitaliza-tion of the Company (or similar transaction) in which no Person acquires more than 50% of the com-bined voting power of the Company's then outstanding securities; or

          (iv) the shareholders of the Company approve a plan of complete liquidation of the Company or an agree-ment for the sale or disposition by the Company of all or substantially all the Company's assets.

               For purposes of the definition of Change in Control in this Section C:

               "Beneficial Owner" shall have the meaning de-
                    fined in Rule 13d-3 under the Exchange Act.

               "Exchange Act" shall mean the Securities Ex-
                    change Act of 1934, as amended from time to time.

               "Person" shall have the meaning given in Sec-
                    tion 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof; however, a Person shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, (iii) an underwrit-er temporarily holding securities pursuant to an offering of such securities, or (iv) a cor-poration owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

     14.  Plan Administration After a Change in Control

               Notwithstanding any other provisions of the Plan (including, without limitation, Articles 2 and 10 hereof), upon and after the occurrence of a Change in Control, neither the Board of Directors nor the Committee shall be authorized to, and no termination, suspension, modification or amendment of the Plan shall be permitted to, amend or modify the terms and provisions (including, without limitation, the payment provisions) of any awards theretofore made to participants in any way which ad-versely affects the rights of such participants.